NEWS RELEASE

Contacts:
James E. Braun, CFO
Newpark Resources, Inc.
281-362-6800

Ken Dennard, Managing Partner
Dennard Rupp Gray & Easterly, LLC
ksdennard@drg-e.com
713-529-6600

NEWPARK RESOURCES ANNOUNCES RESULTS OF SPECIAL MEETING OF STOCKHOLDERS

THE WOODLANDS, TX - November 3, 2009 - Newpark Resources, Inc. (NYSE: NR) announced today that at a special meeting of stockholders held on Tuesday, November 3, 2009, the Company's stockholders approved an increase in the number of authorized shares of $0.01 par value common stock from 100,000,000 to 200,000,000.

Newpark Resources, Inc. is a worldwide provider of drilling fluids, temporary worksites and access roads for oilfield and other commercial markets, and environmental waste treatment solutions. For more information, visit our website at www.newpark.com.

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